E X H I B I T  23(b)
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                         Consent of Independent Auditors


Board of Directors
Pall Corporation:


We consent to the incorporation by reference, in the Registration Statement on Form S-8 of Pall Corporation relating to 4,000,000 shares of its common stock and 4,000,000 of its common share purchase rights authorized for issuance under its 1998 Employee Stock Option Plan, of our reports dated August 30, 2000 with respect to the consolidated balance sheets of Pall Corporation and its subsidiaries as of July 29, 2000 and July 31, 1999, and the related consolidated statements of earnings, stockholders' equity and cash flows and related schedule for each of the years in the three-year period ended July 29, 2000, which reports are incorporated by reference or appear in the annual report on Form 10-K of Pall Corporation for the fiscal year ended July 29, 2000.



                                                     /s/KPMG LLP
                                                     KPMG LLP

Melville, New York
December 1, 2000